As filed with the Securities and Exchange Commission on March 7, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

FANHUA INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

60/F, Pearl River Tower No. 15 West Zhujiang Road Guangzhou, Guangdong 510623 People’s Republic of China Tel: +86 20 8388-6888
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168 +1 800 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peng Ge Chief Financial Officer 60/F, Pearl River Tower No. 15 West Zhujiang Road Guangzhou, Guangdong 510623 People’s Republic of China +86 20 8388-3033	Steve Lin, Esq. Kirkland & Ellis International LLP 58th Floor, China World Tower A No. 1 Jian Guo Men Wai Avenue Chaoyang District, Beijing 100004 People’s Republic of China +86 10 5737-9315

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

PROSPECTUS

Fanhua Inc.

Ordinary Shares

Warrants

Debt Securities

Units

We may from time to time in one or more offerings offer and sell up to 1,500,000,000 of our ordinary shares, including ordinary shares represented by American depositary shares, or ADSs, warrants, debt securities, units, or a combination of such securities. We refer to our ADS, ordinary shares, warrants, debt securities and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 37 of this prospectus.

The ADSs are listed on the Nasdaq Global Select Market under the symbol “FANH.” On March 4, 2024, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$4.32 per ADS.

Fanhua Inc. is not an operating company in China but a Cayman Islands holding company with no direct controlling equity ownership in its consolidated variable interest entities (“VIEs”), namely Shenzhen Xinbao Investment Management Co., Ltd. and Fanhua RONS (Beijing) Technologies Co., Ltd. We conduct operations in China through (i) our PRC subsidiaries, (ii) the consolidated VIEs with which we have contractual arrangements, and (iii) the subsidiaries of the consolidated VIEs. PRC laws and regulations restrict and impose conditions on foreign ownership and investment in certain internet-based businesses. Accordingly, we operate these businesses in China through the consolidated VIEs and their subsidiaries, and rely on contractual arrangements among our PRC subsidiaries, the consolidated VIEs and their respective shareholders to control the business operations of the consolidated VIEs and their subsidiaries. This structure provides investors with exposure to foreign investment in China-based companies where PRC laws and regulations prohibit or restrict direct foreign investment in operating companies in certain sectors. The contractual arrangements are not equivalent to equity ownership in the business of the consolidated VIEs and their subsidiaries in China. Investors in our ADSs are not purchasing equity interest in our subsidiaries or the consolidated VIEs in China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands, Fanhua Inc. Investors may never directly hold all equity interests in the consolidated VIEs.

Our corporate structure is subject to risks associated with our contractual arrangements with the consolidated VIEs. The contractual arrangements may not be as effective as equity ownership over the consolidated VIEs, and we may incur substantial costs to enforce the terms of the arrangements. In addition, as of the date of this prospectus, the legality and enforceability of these contractual arrangements, as a whole, have not been tested in any PRC court. There is no guarantee that these contractual arrangements, as a whole, would be enforceable if they were tested in a PRC court, and we may incur substantial costs to enforce the terms of the arrangements. Uncertainties in the PRC legal system may limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements. Meanwhile, there are very few precedents as to whether contractual arrangements would be judged to be effective over the relevant consolidated VIE through the contractual arrangements, or how contractual arrangements in the context of a consolidated VIE should be interpreted or enforced by the PRC courts. Should legal actions become necessary, we cannot guarantee that the PRC courts will rule in favor of the enforceability of the contractual arrangements with consolidated VIEs. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, our ability to conduct our business may be materially adversely affected. There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the consolidated VIEs and their registered shareholders. It is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or if adopted, what they would provide. If we or the consolidated VIEs are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. If the PRC government deems that our contractual arrangements with the consolidated VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our PRC subsidiaries and the consolidated VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the consolidated VIEs, which may significantly affect the financial performance of the consolidated VIEs and our company as a whole. As such, this structure involves unique risks to investors of our holding company. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2022, which is incorporated herein by reference.

We face various legal and operational risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. The PRC government has issued statements and regulatory actions relating to areas such as approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. For example, we are required to make filings with the China Securities Regulatory Commission (the “CSRC”) for applicable securities offerings, including an offering made pursuant to this prospectus. These statements and regulatory actions may impact our ability to conduct certain businesses, accept foreign investments, maintain our listing status on a United States stock exchange or list on a foreign exchange outside of mainland China. These risks could result in a material change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our annual report on Form 20-F for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus.

Pursuant to the Holding Foreign Companies Accountable Act, which was enacted on December 18, 2020 and further amended by the Consolidated Appropriations Act, 2023 signed into law on December 29, 2022, or the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Trading in our securities on U.S. markets, including the Nasdaq Global Select Market, will be prohibited under the HFCA Act if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years. On December 16, 2021, the PCAOB issued the HFCA Act Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, or the 2021 Determinations, including our auditor. On May 26, 2022, we have been conclusively identified by the Commission as a Commission-Identified Issuer under the HFCA Act. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we have not been identified as a Commission-Identified Issuer under the HFCA Act after the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2022. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our ADS—If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, we and our investors may be deprived with the benefits of such inspections, which could cause investors and potential investors in the ADSs to lose confidence in the audit procedures and reported financial information and the quality of our financial statements.” and “— Our ADSs may be prohibited from trading in the United States under the HFCA Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our annual report on Form 20-F for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus.

Although other means are available for us to obtain financing at the holding company level, Fanhua Inc.’s ability to pay dividends to its shareholders and investors of the ADSs and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by the consolidated VIEs in China. If any of our PRC subsidiaries or the consolidated VIEs incurs debt on its own behalf in the future, the instruments governing such debt may restrict our PRC subsidiaries’ ability to pay dividends to Fanhua Inc. or the consolidated VIEs’ ability to pay service fees. In addition, our PRC subsidiaries are permitted to pay dividends to Fanhua Inc. only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries and the consolidated VIEs are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. Under PRC laws, Fanhua Inc. may provide funding to our PRC subsidiaries only through capital contributions or loans, and to the consolidated VIEs only through loans, subject to satisfaction of government registration and approval requirements. In 2021, 2022 and the nine months ended September 30, 2023, dividends or distributions were made to Fanhua Inc., the parent company, by our subsidiaries of RMB157.9 million, nil, nil, respectively. In 2021, 2022, and the nine months ended September 30, 2023, Fanhua Inc. provided no capital contributions to its subsidiaries and received no capital return from its subsidiaries. During the same periods, Fanhua Inc. did not provide any loans to its subsidiaries, and the subsidiaries made no loan repayments to Fanhua Inc. The consolidated VIEs may transfer cash to the relevant PRC subsidiaries by paying service fees according to the contractual arrangements. In 2021, 2022, and the nine months ended September 30, 2023, no service fees had been paid by the consolidated VIEs to the PRC subsidiaries pursuant to the contractual arrangements. If there is any amount payable to relevant PRC subsidiaries under the contractual arrangements, the consolidated VIEs will settle the amount accordingly. See “Item 3. Key Information — Fund Flows between Fanhua Inc., its Subsidiaries and the Consolidated VIEs” in our annual report on Form 20-F for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 4 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2024

i

About this Prospectus

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we may, at any time and from time to time, offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“ADSs” refers to our American depositary shares, each of which represents 20 of our ordinary shares;

●	“China” or “PRC” refers to the People’s Republic of China, for the purpose of this prospectus only, excluding Taiwan, Hong Kong and Macau, unless the context otherwise indicates;

●	“provinces” of China refer to the 23 provinces, the four municipalities directly administered by the central government (Beijing, Shanghai, Tianjin and Chongqing) and the five autonomous regions (Xinjiang, Tibet, Inner Mongolia, Ningxia and Guangxi);

●	“RMB” and “Renminbi” are the legal currency of China and “U.S. dollars,” “US$,” “dollars” and “$” are the legal currency of the United States;

●	“shares” or “ordinary shares” refers to our ordinary shares, par value US$0.001 per share;

●	“VIEs” refer to Shenzhen Xinbao Investment Management Co., Ltd. and Fanhua RONS (Beijing) Technologies Co., Ltd.; and

●	“we,” “us,” “our company,” “our” or “Fanhua” refers to Fanhua Inc., a Cayman Islands company, its predecessor entities and its subsidiaries.

Forward-Looking Statements

This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “forecast,” “intend,” “plan,” “predict,” “propose,” “potential,” “continue,” “believe,” “estimate,” “is/are likely to,” or the negative of these terms, and other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	our anticipated growth strategies;

●	the anticipated growth of our life insurance business;

●	the anticipated growth of our e-commerce business;

●	our future business development, results of operations and financial condition;

●	factors that affect our future revenues and expenses;

●	the future growth of the Chinese insurance industry as a whole and the professional insurance intermediary sector in particular;

●	trends and competition in the Chinese insurance industry; and

●	economic and demographic trends in the PRC.

The forward-looking statements included in this prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

Corporate Information

Our principal executive offices are located at 60/F, Pearl River Tower, No. 15 West Zhujiang Road, Guangzhou, Guangdong 510623, People’s Republic of China. Our telephone number at this address is +86-20-8388-6888. Our registered office in the Cayman Islands is located at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

We are subject to the periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F within four months after the end of each fiscal year. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. Such information can also be found on our investor relations website at https://www.fanhuaholdings.com/. The information contained on our website is not a part of this prospectus.

Risk Factors

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risks and uncertainties described in this section, the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Please see the risk factors set forth under “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2022, which is incorporated by reference in this prospectus and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Risks Related to Our Business and Industry

There can be no assurance that any definitive agreement with respect to the Strategic Framework Agreement with White Group will be executed or that this or any other transaction will be approved or consummated. Potential uncertainty involving the proposed transaction may adversely affect our business and the market price of our ordinary shares and warrants.

On February 1, 2024, Fanhua entered into a framework agreement with Singapore White Group Pte. Ltd. (“White Group”), pursuant to which White Group and its partners intend to invest up to US$500 million in Fanhua. Subsequently, Fanhua and White Group entered into a supplementary agreement, according to which, in addition to the up to US$500 million investment, both parties will explore investments in certain high-quality assets including an Asia-based telehealth solution provider and an AI Humanoid hardware manufacturer. There can be no assurance that any definitive agreement will be executed or that any proposed transaction will be approved or consummated. These uncertainties may increase the volatility of the market price of our ordinary shares and have a material adverse effect on the market price of our ordinary shares.

Our business is subject to the risks associated with international operations.

We started to expand into international market in 2023 by establishing two joint venture companies in Hong Kong including an insurance broker company and an insurance technology company, extending our strategy of building quality independent financial distribution and technology-driven open platform to markets outside of mainland China. Expanding our business overseas exposes us to a number of risks, including but not limited to:

●	difficulty in understanding local markets and culture and complying with unfamiliar laws and regulations;

●	ability to adapt to unexpected legal or regulatory changes in local markets;

●	fluctuations in currency exchange rates;

●	difficulty in identifying suitable partners and establishing and maintaining good cooperative relationships with them;

●	difficulty in recruiting and retaining qualified personnel;

●	potentially adverse tax consequences; and

●	increased costs associated with doing business in foreign jurisdictions.

Risks Related to Doing Business in China

Our business could be negatively impacted if we are unable to adapt our services to regulatory changes in China.

China’s insurance regulatory regime is undergoing significant changes. Some of these changes and the further development of regulations applicable to us may result in additional restrictions on our activities or more intensive competition in this industry, which may adversely affect our business operations.

For example, on September 29, 2023, the National Financial Regulatory Administration, or the NFRA, promulgated Measures for the Supervision of Insurance Sales Behavior, effective on March 1, 2024, which provides for a comprehensive management on the pre-sale, mid-sale and after-sale behaviors of insurance distribution of insurance companies, insurance intermediaries and insurance salespeople, with requirements focusing on, among others, (i) establishment of a tiered management mechanism for insurance sales practitioners based on their qualifications, sales abilities, integrity and ethics level; (ii) classification of life insurance products by product types, complexity, risk level and affordability ; (iii) pre-sales product suitability assessment on the policyholders; (iv) restrictions on the pre-sales promotion of insurance, including the requirement for insurance institutions to conduct pre-approval and authorization for the dissemination of insurance sales promotional information by insurance sales practitioners; (v) restriction on compulsory bundled-sales of insurance products with healthcare and elderly-care services; and (vi) retrospective management of insurance sales process which requires that retrospective management must be conducted for insurance product sales activities through methods such as audio recording, video recording, sales page management, and recording operational traces, depending on the sales method according to the specific requirements of relevant rules. Backup archiving should be conducted for the audio-visual and electronic data generated during the retrospective management process. The implementation of such requirements may significantly increase our compliance cost and failure to comply with the requirements may result in penalties and damage our reputations which may adversely affect our financial results.

On August 22, 2023, the NFRA issued the Notice of Regulating the Insurance Products Sold Through Bancassurance Channel to life insurance companies in China, which required that, among others, actual expenses such as commissions paid to bancassurance channel’ agents should be consistent with cost structure and commission ceiling reported in the filed documents. On October 9, 2023, the NFRA issued the Notice on Matters Related to the Management of Bancassurance Products, stating the discrepancy in the predetermined additional fee rate for some companies’ registered bancassurance products and the total fee of the bancassurance channels as subsequently separately reported and that it will determine the total fee for the bancassurance channels based on the principle of the lower of the two. If insurance companies exceed this lower threshold in their actual implementation, they will be subject to strict legal and regulatory actions. On January 14, 2024, the NFRA issued the Notice on Regulating the Bancassurance Channel Business of Life Insurance Companies, further regulating the bancassurance channel business of life insurance companies, and urging insurance companies to strictly comply with the registered insurance terms and insurance fee rates, and that the commissions paid by insurance companies to bancassurance channels shall not exceed the upper limit of the commission rate as filed. The strict implementation of these rules has since resulted in significant drop in commission rates in the bancassurance channel. On October 18, 2023, the NFAR issued the Notice of Strengthening Management to Promote the Stable and Healthy Development of Life Insurance Business, emphasizing the requirement of consistency in filed and actually-paid expenses. If NFRA were to issue implementation rules and strictly enforce such requirement in the independent agency and broker channel nationwide, there would be significant drop in our commission income and revenues and adversely affect our overall financial results.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report subsequently furnished to the SEC and specifically incorporated herein by reference.

Use of Proceeds

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s). The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement(s).

Description of Share Capital

We are an exempted company incorporated in the Cayman Islands and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

As of September 30, 2023, our authorized share capital consists of 10,000,000,000 ordinary shares, with a par value US$0.001 each. As of September 30, 2023, 1,149,004,044 ordinary shares were issued and outstanding, excluding 9,909,180 ordinary shares repurchased by the Company and held as treasury shares.

The following is a summary of the material provisions of our amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares. The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares. Holders of our ADSs will not be treated as our shareholders and their rights are subject to the deposit agreement. See “Description of American Depositary Shares.”.

Ordinary Shares

General. Our authorized share capital consists of 10,000,000,000 ordinary shares, with a par value of US$0.001 each. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

Dividend Rights. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Act. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company may declare and pay a dividend only out of funds legally available, namely out of either our profit or share premium account, provided that in no circumstances may a dividend be paid if, immediately after this payment, this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. On a show of hands, each shareholder present in person or by proxy (or, for a corporation or other non-natural person, present by its duly authorized representative or proxy) at general meeting shall have one vote and on a poll, shall have one vote for each share registered in his name in the register of members of our company. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of the meeting or by any one or more shareholders together holding at least ten percent of our paid up voting share capital, present in person or by proxy.

A quorum required for a meeting of shareholders consists of shareholders holding in aggregate not less than one-third of our issued voting share capital present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. We may, but are not obliged, to hold an annual general meeting of shareholders. General meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate not less than one-third of the share capital of our company as at that date carries the right of voting at general meetings of our company. Advance notice of at least 14 days is required for the convening of our annual general meeting and other shareholders meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast in a general meeting. A special resolution is required for important matters such as a change of name or making changes to our memorandum and articles of association. Holders of the ordinary shares may effect certain changes by ordinary resolution, including consolidating and dividing all or any of our share capital into shares of larger amount than our existing shares, and canceling any shares which have not been taken or agreed to be taken.

Transfer of Shares. Subject to the restrictions of our articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares may be distributed among the holders of the ordinary shares as determined by the liquidator, subject to sanction of an ordinary resolution of our company.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Subject to the provisions of the Companies Act and our articles of association, we may issue shares on terms that they are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as our board of directors may determine before the issue of such shares. We also may purchase our own shares, provided that our shareholders have approved the manner of purchase by ordinary resolution or the manner of purchase is in accordance with that specified in our articles of association. The manner of purchase specified in our articles of association, which cover purchases of shares listed on an internationally recognized stock exchange and shares not so listed, is in accordance with Section 37(2) of the Companies Act or any modification or reenactment thereof for the time being in force. In addition, our company may accept the surrender of any fully paid share for no consideration. Pursuant to the Companies Act as amended, upon the repurchase, redemption or surrender of shares, instead of cancelling them the board of directors can determine whether or not to cancel those shares or hold them as treasury shares pending cancellation, transfer or sale. The company must obtain authorization to hold such shares as treasury shares either in accordance with the procedures set out in our articles of association or (if there are none) by a board resolution before being repurchased, redeemed or surrendered in accordance with the usual rules and articles.

Variations of Rights of Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied or abrogated either with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu therewith.

Inspection of Books and Records. Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our memorandum and articles of association, special resolutions passed by our shareholders, and our register of mortgages and charges). However, we make our annual reports, which contain our audited financial statements, available to our shareholders.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of our company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our memorandum and articles of association, to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successful or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.  Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our amended and restated articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association allow our shareholders holding in aggregate not less than one-third of the share capital of our company as at that date carries the right of voting at general meetings of our company to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.

Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders or the affirmative vote of a simple majority of the other directors present and voting at a board meeting. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i)  becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from meetings of our board of directors for six consecutive months and our board of directors resolves that his office be vacated; or (v) is removed from office pursuant to any other provisions of our amended and restated memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Restructuring. A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a) is or is likely to become unable to pay its debts; and

(b) intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary or abrogate the rights attached to any class with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Nonresident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

Issuance of Ordinary Shares

On January 3, 2023, Fanhua entered into definitive agreements (“Share Purchase Agreement”) with the existing shareholders of Zhongrong Smart Finance Information Technology Co., Ltd. (“Zhongrong”), to acquire 57.73% of the equity interests of Zhongrong. In connection with the acquisition, 61,853,580 ordinary shares of the Company have been issued to these shareholders as of March 31, 2023. The consideration, adjustable based on the achievement of certain performance targets in the next three years by Zhongrong, is subject to a lock-up period of three years and will be released from lock-up in two batches after 2025. On August 31, 2023, one former shareholder of Zhongrong (“Such Shareholder”) that previously transferred its owned 1.56% equity interests in Zhongrong in exchange for its equity interests of 0.3% in Fanhua, entered into a supplemental agreement with Fanhua to modify the payment terms as stated in the Share Purchase Agreement from issuing ordinary shares by Fanhua to transferring cash as consideration. As a result, 3,591,780 ordinary shares previously issued to Such Shareholder were subsequently returned to Fanhua in December 2023.

On February 6, 2023, Fanhua entered into a definitive agreement with the existing shareholders of Jilin Zhongji Shi’An Insurance Agency Co., Ltd (“Zhongji”), to acquire 51% of the equity interests of Zhongji. In connection with the acquisition, 13,660,720 ordinary shares of the Company have been issued to these shareholders as of March 31, 2023. The consideration, adjustable based on the achievement of certain performance targets in the next three years by Zhongji, is subject to a lock-up period of three years and will be released from lock-up in two batches after 2025.

On February 8, 2023, Fanhua entered into a definitive agreement with the existing shareholder of Wuhan Taiping Online Insurance Agency Co., Ltd. (“Taiping”), to acquire 51% of the equity interests of Taiping. In connection with the acquisition, 9,107,140 ordinary shares of the Company have been issued to the shareholder of Taiping as of March 31, 2023. As Taiping failed to meet certain performance targets, 9,107,140 previously issued ordinary shares were returned to Fanhua and Fanhua surrendered the acquired 51% equity interests of Taiping, pursuant to a supplementary agreement entered on November 30, 2023.

Share Option Grants

We have granted share options to purchase our ordinary shares to certain of our directors, executive officers and employees. See “Item 6. Directors, Senior Management and Employees — B. Compensation — Share Incentives” in our annual report on Form 20-F for the year ended December 31, 2022, which is incorporated in this prospectus by reference.

Description of American Depositary Shares

American Depositary Receipts

JPMorgan Chase Bank, N.A. (“JPMorgan”), as depositary, will issue the ADSs that you will be entitled to receive in this offering. Each ADS will represent an ownership interest in a designated number or percentage of shares that we will deposit with the custodian, as agent of the depositary, under the second amended and restated deposit agreement (the “deposit agreement”) among ourselves, the depositary, and all holders and beneficial owners from time to time of American depositary receipts issued thereunder.

The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

The ADS-to-share ratio is subject to amendment as provided in the form of ADR (which may give rise to fees contemplated by the form of ADR). In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you.

A beneficial owner is any person or entity having a beneficial ownership interest ADSs. A beneficial owner need not be the holder of the ADR evidencing such ADS. If a beneficial owner of ADSs is not an ADR holder, it must rely on the holder of the ADR(s) evidencing such ADSs in order to assert any rights or receive any benefits under the deposit agreement. A beneficial owner shall only be able to exercise any right or receive any benefit under the deposit agreement solely through the holder of the ADR(s) evidencing the ADSs owned by such beneficial owner. The arrangements between a beneficial owner of ADSs and the holder of the corresponding ADRs may affect the beneficial owner’s ability to exercise any rights it may have.

An ADR holder shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADRs registered in such ADR holder’s name for all purposes under the deposit agreement and ADRs. The depositary’s only notification obligations under the deposit agreement and the ADRs is to registered ADR holders. Notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs.

Unless certificated ADRs are specifically requested, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive that reflect your ownership of ADSs.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder or beneficial owner, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder or of a beneficial owner. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all holders and beneficial owners from time to time of ADRs issued under the deposit agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding ADRs. The obligations of our company and the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf.

The deposit agreement, the ADRs and the ADSs are governed by the internal laws of the State of New York without giving effect to the application of the conflict of law principles thereof. Under the deposit agreement, as an ADR holder or a beneficial owner of ADSs, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, may only be instituted in the United States District Court for the Southern District of New York (or, in certain cases, the state courts of New York County, New York), and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR that contains the terms of your ADSs. You can read a copy of the deposit agreement, which is filed as an exhibit to the registration statement (or amendment thereto) filed with the U.S. Securities and Exchange Commission (the “SEC”) of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room, which is currently located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC’s website at http://www.sec.gov.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the shares underlying my ADSs?

We may make various types of distributions with respect to our securities.The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement.The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary.You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

●	Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. To the extent the depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders, the depositary may in its discretion distribute the foreign currency received by the depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same.To the extent the depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held thereunder. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

●	Shares. In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares.Only whole ADSs will be issued.Any shares that would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

●	Rights to receive additional shares.In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights.However, if we do not timely furnish such evidence, the depositary may:

(i)	sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

(ii)	if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

●	Other Distributions.In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items. To the extent the depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders, the depositary may in its discretion distribute the foreign currency received by the depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same.To the extent the depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held thereunder.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents.Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth on the “Disclosures” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”).

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such shares.

Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.

The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary, in each case for the benefit of ADR holders, to the extent not prohibited by law.ADR holders and beneficial owners thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement.The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares.The deposited shares and any such additional items are referred to as “deposited securities.”

Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees.Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the deposit agreement continue to be, vested in the beneficial owners of the ADSs representing such deposited securities.Notwithstanding anything else contained herein, in the deposit agreement, in the form of ADR and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the deposit agreement be, the record holder(s) only of the deposited securities represented by the ADSs for the benefit of the ADR holders.The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled.All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such ADR holder’s name.An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, subject to the provisions of or governing our shares (including, without limitation, our governing documents and all applicable laws, rules and regulations), the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order.Delivery of deposited securities in certificated form will be made at the custodian’s office (or from the custodian to the extent dematerialized).At your risk, expense and request, the depositary may deliver deposited securities (including any certificates therefor) at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

●	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

●	the payment of fees, taxes and similar charges; or

●	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

●	to receive any distribution on or in respect of deposited securities,

●	to give instructions for the exercise of voting rights,

●	to pay any fees assessed by, or owing to, the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

●	to receive any notice or to act or be obligated in respect of other matters, all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs.As soon as practicable after receipt from us of notice of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement, provided that if the depositary receives a written request from us in a timely manner and at least thirty (30) days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the registered ADR holders a “voting notice” stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of Cayman Islands law, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced by such ADR holder’s ADRs and (iii) the manner in which such instructions may be given, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder shall be solely responsible for the forwarding of voting notices to the beneficial owners of ADSs registered in such ADR holder’s name.There is no guarantee that ADR holders and beneficial owners generally or any holder or beneficial owner in particular will receive the notice described above with sufficient time to enable such ADR holder or beneficial owner to return any voting instructions to the depositary in a timely manner.

Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the depositary shall, in the manner and on or before the time established by the Depositary for such purpose, endeavor to vote or cause to be voted the deposited securities represented by the ADSs evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing deposited securities. Notwithstanding the foregoing, in the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will refrain from voting and the voting instructions received by the depositary shall lapse.The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs.

ADR holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible.For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time.The depositary will not itself exercise any voting discretion in respect of deposited securities.The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the deposit agreement, or for the effect of any such vote.Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by any law, rule or regulation, or by the rules, regulations or requirements of any stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of or solicitation of consents or proxies from holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such ADR holders with or otherwise publicizes to such ADR holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

The deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities, are available for inspection by ADR holders at the offices of the depositary and the custodian, on the SEC’s internet website, or upon request from the depositary (which request may be refused by the depositary at its discretion).

Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a share distribution or elective distribution is made or offered, as the case may be.The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional fees, charges and expenses shall also be incurred by the ADR holders, the beneficial owners, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

●	a fee of up to U.S.$0.05 per ADS held for any cash distribution made, or for any elective cash/stock dividend offered, pursuant to the deposit agreement;

●	an aggregate fee of US$0.05 or less per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

●	a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law, rule or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);

●	a fee for the distribution or sale of securities, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (treating all such securities as if they were our shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to holders entitled thereto

●	stock transfer or other taxes and other governmental charges;

●	a transaction fee per cancellation request (including through SWIFT, telex and facsimile transmission) as disclosed on the “Disclosures” page (or successor page) of www.adr.com (as updated by the Depositary from time to time, “ADR.com”) and any applicable delivery expenses (which are payable by such persons or Holders);

●	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

●	fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within the banking division of JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars.For certain currencies, foreign exchange transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity.For other currencies, foreign exchange transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such foreign exchange transactions.

The foreign exchange rate applied to a foreign exchange transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable.The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosures” page (or successor page) of ADR.com.Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the foreign exchange transaction.Additionally, the timing of execution of a foreign exchange transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors.Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the depositary, us, ADR holders or beneficial owners.The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute a foreign exchange transaction as set forth herein.In such case, the depositary will distribute the U.S. dollars received from us.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of foreign exchange transactions will be provided by the depositary on ADR.com.Each holder and beneficial owner by holding or owning an ADR or ADS or an interest therein, and we, each acknowledge and agree that the terms applicable to foreign exchange transactions disclosed from time to time on ADR.com will apply to any foreign exchange transaction executed pursuant to the deposit agreement.

We will pay all other fees, charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary.

The right of the depositary to charge and receive payment of fees, charges and expenses survives the termination of the deposit agreement, and shall extend for those fees, charges and expenses incurred prior to the effectiveness of any resignation or removal of the depositary.

The fees and charges described above may be amended from time to time by agreement between us and the depositary.

The depositary anticipates reimbursing us for certain expenses incurred by us that are related to the establishment and maintenance of the ADR program upon such terms and conditions as we and the depositary may agree from time to time.The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time.The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them.The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees.The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them.The depositary will generally set off the amounts owing from distributions made to holders of ADSs.If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid.At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon including, without limitation, any Chinese enterprise income tax owed if the Circular Guoshuifa [2009] No. 82 issued by the Chinese State Administration of Taxation (SAT) or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the ADR holder thereof to the depositary and by holding or owning, or having held or owned, an ADR or any ADSs evidenced thereby, the ADR holder and all beneficial owners thereof, and all prior ADR holders and beneficial owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or other governmental charge.Notwithstanding the depositary’s right to seek payment from current or former beneficial owners, each ADR holder, and each prior ADR holder, by holding or owning, or having held or owned, an ADR or an interest in ADSs acknowledges and agrees that the depositary has no obligation to seek payment of amounts owing from anycurrent or prior beneficial owner.If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale.In either case, the ADR holder remains liable for any shortfall.If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of ADRs or withdrawal of deposited securities until such payment is made.If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto. Neither we nor the depositary nor any of our or its respective agents, shall be liable to ADR holders or beneficial owners of the ADSs for failure of any of them to comply with applicable tax laws, rules and/or regulations.

As an ADR holder or beneficial owner, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of ADSs or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

●	amend the form of ADR;

●	distribute additional or amended ADRs;

●	distribute cash, securities or other property it has received in connection with such actions;

●	sell by public or private sale any securities or property received and distribute the proceeds as cash; or

●	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason.ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, a transaction fee per cancellation request (including through SWIFT, telex or facsimile transmission), applicable delivery expenses or other such fees, charges or expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder and any beneficial owner are deemed to agree to such amendment and to be bound by the deposit agreement as so amended.No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

Any amendments or supplements that (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners.Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations that would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the form of ADR (and all outstanding ADRs) at any time in accordance with such changed laws, rules or regulations.Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to ADR holders or within any other period of time as required for compliance.

Notice of any amendment to the deposit agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the ADR holders identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered ADR holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary.Notwithstanding anything to the contrary in the deposit agreement, the depositary may terminate the deposit agreement (a) without notifying us, but subject to giving 30 days’ notice to the ADR holders, under the following circumstances: (i) in the event of our bankruptcy or insolvency, (ii) if our shares cease to be listed on an internationally recognized stock exchange, (iii) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (iv) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities, and (b) immediately without prior notice to the Company, any ADR holder or beneficial owner or any other person if required by any law, rule or regulation or any governmental authority or body, or the depositary would be subject to liability under or pursuant to any law, rule or regulation, or by any governmental authority or body, in each case as determined by the depositary in its reasonable discretion.

If our shares are not listed or quoted for trading on a stock exchange or in a securities market as of the date so fixed for termination, then after such date fixed for termination (a) all ADRs on the depositary’s direct registration system shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register and (b) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a registered holder of ADRs. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a registered ADR holder, the depositary shall (A) instruct its custodian to deliver all deposited securities to us along with a general stock power that refers to the names set forth on the ADR register and (B) provide us with a copy of the ADR register.Upon receipt of such deposited securities and the ADR register, we shall use our best efforts to issue to each registered ADR holder a share certificate representing the shares represented by the ADSs reflected on the ADR register in such holder’s name and to deliver such share certificate to the holder at the address set forth on the ADR register.After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement and the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs.After we receive the copy of the ADR register and the deposited securities, we shall be discharged from all obligations under the deposit agreement except (x) to distribute the shares to the ADR holders entitled thereto and (y) for our obligations to the depositary and its agents.

If our shares are listed or quoted for trading on a stock exchange or in a securities market as of the date so fixed for termination, then instead of the provisions in the prior paragraph, after the date so fixed for termination, the depositary and its agents will perform no further acts under the deposit agreement and the ADRs, except to receive and hold (or sell) distributions on deposited securities and deliver deposited securities being withdrawn.As soon as practicable after the date so fixed for termination, the depositary shall use its reasonable efforts to sell the deposited securities and shall thereafter (as long as it may lawfully do so) hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the deposit agreement, without liability for interest, in trust for the pro rata benefit of the holders of ADRs not theretofore surrendered.After making such sale, the depositary shall be discharged from all obligations in respect of the deposit agreement and the ADRs, except to account for such net proceeds and other cash.After the date so fixed for termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary and its agents.

Limitations on Obligations and Liability to ADR Holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

●	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

●	the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

●	compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities. Additionally, the depositary may close the ADR Register or any portion thereof at any time or from time to time when deemed expedient by it and, at our reasonable request, may close the issuance book portion of the ADR Register in order to enable us to comply with applicable law.

The deposit agreement expressly limits the obligations and liability of the depositary, the depositary’s custodian or ourselves and each of our and their respective directors, officers, employees, agents and affiliates, provided, however, that no provision of the deposit agreement is intended to constitute a waiver or limitation of any rights which ADR holders or beneficial owners of ADSs may have under the Securities Act or the Securities Exchange Act of 1934, to the extent applicable.The deposit agreement provides that each of us, the depositary and our respective directors, officers, employees, agents and affiliates will:

●	incur or assume no liability (including, without limitation, to holders or beneficial owners) if any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, The People’s Republic of China (including the Hong Kong Special Administrative Region, the People’s Republic of China) or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, epidemic, pandemic, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary’s or our respective directors’, officers’, employees’, agents’ or affiliates’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by any such party (including, without limitation, voting);

●	incur or assume no liability (including, without limitation, to holders or beneficial owners) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the deposit agreement it is provided shall or may be done or performed or any exercise or failure to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

●	incur or assume no liability (including, without limitation, to holders or beneficial owners) if it performs its obligations specifically set forth in the deposit agreement and ADRs without gross negligence or willful misconduct;

●	in the case of the depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs;

●	in the case of us and our agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs, which in our or our agents’ opinion, as the case may be, may involve us in expense or liability, unless indemnity satisfactory to us or our agent, as the case may be against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be requested;

●	not be liable (including, without limitation, to holders or beneficial owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information and/or, in the case of the depositary, from us; or

●	may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

The Depositary shall not be a fiduciary or have any fiduciary duty to ADR holders or beneficial owners of ADSs.

The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan.Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any registered ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located.The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers.Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADR holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of the Cayman Island or People’s Republic of China (including the Hong Kong Special Administrative Region, the People’s Republic of China), the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

Additionally, none of the depositary, the custodian or us, or any of their or our respective directors, officers, employees, agents or affiliates shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. The depositary is under no obligation to provide the ADR holders and beneficial owners, or any of them, with any information about our tax status.None of us, the depositary, the custodian or any of our or their respective directors, officers, employees, agents or affiliates shall incur any liability for any tax or tax consequences that may be incurred by registered ADR holders or beneficial owners on account of their ownership or disposition of ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the deposit agreement, or for the effect of any such vote.The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution.The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us.The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary.Neither the depositary nor any of its agents shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation holders or beneficial owners of ADRs and ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

In the deposit agreement each party thereto (including, for avoidance of doubt, each ADR holder and beneficial owner) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).No provision of the deposit agreement or the ADRs is intended to constitute a waiver or limitation of any rights which an ADR holder or any beneficial owner may have under the Securities Act or the Securities Exchange Act of 1934, to the extent applicable.

The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interest in, deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you as ADR holders or beneficial owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system.Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of the business of our company or a matter relating to the deposit agreement.Such register may be closed at any time or from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the deposit agreement, each registered holder of ADRs and each beneficial owner, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

●	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs,

●	appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof; and

●	acknowledge and agree that (i) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, ADR holders, beneficial owners and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us, ADR holders, or beneficial owners may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs.For all purposes under the deposit agreement and the ADRs, the ADR holders thereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by such ADRs.

Governing Law and Consent to Jurisdiction

The deposit agreement, the ADSs and the ADRs are governed by and construed in accordance with the internal laws of the State of New York.In the deposit agreement, we have submitted to the non-exclusive jurisdiction of the state and federal courts in New York, New York and appointed an agent for service of process on our behalf.Any action based on the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby may also be instituted by the depositary against us in any competent court in the Cayman Islands, Hong Kong, the People’s Republic of China, the United States and/or any other court of competent jurisdiction or through the commencement of an arbitration.

Under the deposit agreement, by holding or owning an ADR or ADS or an interest therein, ADR holders and beneficial owners each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, including, without limitation, claims under the Securities Act of 1933, as amended, may only be instituted in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable).Notwithstanding the foregoing, subject to a federal securities law carve-out set forth in the deposit agreement, the depositary may institute and/or refer any such suit, action or proceeding to arbitration in accordance with the provisions of the deposit agreement, and thereupon, any arbitral decision from such suit, action or proceeding shall be deemed final and binding

Additionally, by holding or owning an ADR or ADS or an interest therein, holders and beneficial owners each irrevocably agree that any legal suit, action or proceeding against or involving holders or beneficial owners brought by us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

Notwithstanding anything in the deposit agreement to the contrary, by directly or indirectly holding or owing an ADR or ADS or an interest therein, holders and beneficial owners each agree that: (i) the depositary may, in its sole discretion, elect to institute any dispute, suit, action, controversy, claim or proceeding directly or indirectly based on, arising out of or relating to the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination against any other party or parties, by having such dispute referred to and finally resolved by an arbitration; provided, however, to the extent there arespecific federal securities law violation aspects to any claims against us and/or the depositary, such specific, and only such specific, claims may be brought by any holder or beneficial owner in federal or state court in New York, New York and all other aspects, claims, disputes, legal suits, actions and/or proceedings brought by such holder or beneficial owner, including those brought along with, or in addition to, federal securities law violation claims, would be referred to, or remain in arbitration.Any such arbitration shall, at the depositary’s election, be conducted either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL) with the Hong Kong International Arbitration Centre serving as the appointing authority and the language of any such arbitration shall be English.In all cases, the fees of the arbitrators and other costs incurred by the parties in connection with such arbitration shall be paid by the party (or parties) that is (or are) unsuccessful in such arbitration.Holders and beneficial owners shall not be entitled to join or consolidate disputes by or against others in any arbitration, or to include in any arbitration any dispute as a representative or member of a class, or act in any arbitration in the interest of the general public or in a private attorney general capacity.

Jury Trial Waiver

In the deposit agreement, each party thereto (including, for the avoidance of doubt, each holder and beneficial owner of, and/or holder of interests in, ADSs or ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of, based on or relating in any way to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory), including any claim under the U.S. federal securities laws.

If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.The waiver to right to a jury trial in the deposit agreement is not intended to be deemed a waiver by any holder or beneficial owner of ADSs of our or the depositary’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Waiver of Sovereign Immunities

To the extent that we, any holder(s) or beneficial owner(s) or any of our or their respective properties, assets or revenues may have or may hereafter be entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding[, including any arbitration,]from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment [or arbitration award] , in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or other matters under or arising out of or in connection with our shares or the deposited securities, the ADSs, the ADRs or the deposit agreement, in the deposit agreement we, such holder(s) and such beneficial owner(s), to the fullest extent permitted by law, hereby irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

Description of Warrants

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Terms

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Description of Debt Securities

General

We may issue debt securities which may or may not be converted into our ordinary shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares will not have any rights of holders of ordinary shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

Description of Units

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

Enforceability of Civil Liabilities

Cayman Islands

We are incorporated in the Cayman Islands in order to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes be submitted to arbitration, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders.

All of our current operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Hai Run Law Firm, our counsel as to PRC law, have advised us, respectively, that it is uncertain whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is final and conclusive, (ii) is not in respect of taxes, a fine or a penalty; and (iii) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

Hai Run Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. As there is currently no treaty or other agreement of reciprocity between China and the United States governing the recognition of a judgment, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States. As both China and United States had ratified the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (New York, 10 June, 1958), or the New York Convention, arbitral awards made by Arbitration institutions in the United States will be recognized by Chinese competent authority as binding and enforce in accordance with the rules of procedure of the territory where the award is relied upon, under the conditions laid down in the articles of New York Convention.

Taxation

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

Plan of Distribution

We may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

●	to or through underwriters, brokers or dealers;

●	through agents;

●	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers in negotiated sales or competitively bid transactions;

●	or through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may sell the securities offered by this prospectus at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices;

●	or negotiated prices.

We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act. From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.

The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for us. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Unless otherwise indicated in an applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the Securities being registered hereby, all of which shall be borne by our company. All of such fees and expenses, except for the SEC registration fee, are estimated.

SEC registration fee	US$	47,822.4
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	US$	*

*	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this prospectus.

Legal Matters

We are being represented by Kirkland & Ellis International LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the ordinary shares represented by the ADSs will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Hai Run Law Firm and for the underwriters by a law firm named in the applicable prospectus supplement. Kirkland & Ellis International LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Hai Run Law Firm with respect to matters governed by PRC law.

Experts

The financial statements of Fanhua Inc. (the “Company”) as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, and the financial statements of the Company for the year ended December 31, 2020, incorporated by reference in this prospectus by reference to the Company’s annual report on Form 20-F for the year ended December 31, 2022, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu, respectively, independent registered public accounting firms, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firms given their authority as experts in accounting and auditing.

The office of Deloitte Touche Tohmatsu Certified Public Accountants LLP is located at 9/F China Resources Building, 5001 Shennan Road East, Shenzhen 518010, the People’s Republic of China.

The office of Deloitte Touche Tohmatsu is located at 35/F One Pacific Place, 88 Queensway, Hong Kong.

Where You Can Find More Information About Us

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. You can also find information on our website https://www.fanhuaholdings.com/. The information contained on our website is not a part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed on April 25, 2023, as amended by Amendment No. 1 thereto filed with the SEC on May 22, 2023 (File No. 001-33768);

•	our report on Form 6-K filed with the SEC on May 30, 2023, July 3, 2023, August 29, 2023, September 1, 2023, October 25, 2023, October 26, 2023, November 20, 2023, December 22, 2023, December 27, 2023, February 2, 2024, February 20, 2024;

•	the description of our securities contained in our registration statement on Form 8-A (File No. 001-33768), filed with the SEC on October 25, 2007 pursuant to Section 12(g) of the Exchange Act, including all amendments and reports subsequently filed for the purpose of updating that description; and

•	all our future annual reports on Form 20-F and any amendment thereto and any report on Form 6-K that so indicates it is being incorporated by reference, that we file with the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Fanhua Inc.
60/F, Pearl River Tower

No. 15 West Zhujiang Road

Guangzhou, Guangdong 510623

People’s Republic of China
Tel: +86 20 8388-6888
Attention: Investor Relations Department

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of officers and directors against all actions, proceedings, costs, charges, losses, damages and expenses incurred in their capacities as such, except through their own willful neglect or default.

Pursuant to the form of indemnification agreements filed as Exhibit 10.3 to our F-1 registration statement (File No. 333-146605), as amended, initially filed with the SEC on October 10, 2007, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Any underwriting agreement entered into in connection with an offering of the ADSs will also provide for indemnification of our officers and directors in certain cases.

ITEM 9. EXHIBITS

See Exhibit Index beginning on page II-4 of this registration statement.

ITEM 10. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Fanhua Inc.

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

4.1	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1 (File No. 333-146605), as amended, initially filed with the SEC on October 10, 2007)

4.3	Form of Second Amended and Restated Deposit Agreement among the Registrant, the depositary and holders and beneficial owners of the American depositary receipts (incorporated by reference to Exhibit 99.(a) of the post-effective amendment No. 2 to our F-6 registration statement (File No. 333-146765) filed with the Commission on November 16, 2022)

5.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered

8.1**	Opinion of Hai Run Law Firm regarding certain PRC tax matters

23.1**	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, Independent Registered Public Accounting Firm

23.2**	Consent of Deloitte Touche Tohmatsu, Independent Registered Public Accounting Firm

23.3**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.4**	Consent of Hai Run Law Firm (included in Exhibit 8.1)

24.1**	Powers of Attorney (included as part of the signature page in Part II of this registration statement)

107**	Filing Fee Table

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished under the Exchange Act and incorporated by reference.
**	Filed with this registration statement on Form F-3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, the People’s Republic of China, on March 7, 2024.

Fanhua Inc.

By:	/s/ Yinan Hu
Name: Yinan Hu
Title: Vice Chairman of the Board of
Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Yinan Hu and Mr. Peng Ge, and each of them, with full power to act alone, as his true and lawful attorneys-in-fact, with the power of substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, granting unto the said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on March 7, 2024.

Signature	Title

/s/ Peh Chin Hua	Chairman of the Board of Directors
Peh Chin Hua

/s/ Yinan Hu	Vice-Chairman of the Board of Directors and
Yinan Hu	Chief Executive Officer (principal executive officer)

/s/ Peng Ge	Director and Chief Financial Officer (principal financial officer)
Peng Ge

/s/ Bin Chuang Lin	Director
Bin Chuang Lin

/s/ Yunxiang Tang	Independent Director
Yunxiang Tang

/s/ Allen Warren Lueth	Independent Director
Allen Warren Lueth

/s/ Mengbo Yin	Independent Director
Mengbo Yin

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Fanhua Inc., has signed this registration statement in New York, New York, United States of America on March 7, 2024.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of
Cogency Global Inc.